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                                   ADDENDUM

For the duration of this Agreement and for five (5) years after the termination of this Agreement, IMG shall maintain at its principal Administrative Office books and records of all transactions between IMG and RVL.


IN WITNESS WHEREOF, the parties have had their respective officers execute this Addendum in duplicate below.


Investors Marketing Group, Inc.
Jacksonville, Florida
3/1/97
/s/ Susan F. Powell
Executive Vice President
Karen O. Smith, witness


Republic-Vanguard Life Insurance Company
Dallas, Texas
3-17-97
/s/ John Brill
Senior Vice President
Rosetta Kroul, witness